UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

January 24, 2013

Date of Report (Date of earliest event reported)

AMERICA WEST RESOURCES, INC.
(Exact name of small business issuer as specified in its charter)

Nevada	0-19620	84-1152135
(State of Incorporation)	(Commission File Number	(IRS Employer ID Number)

57 West 200 South, Suite 400

Salt Lake City, Utah 84101

(Address of Principal Executive Offices)

(801) 521-3292

Registrant’s Telephone Number, Including Area Code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

.	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

.	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

.	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

.	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 1.03. Bankruptcy or Receivership

On February 1, 2013, America West Resources, Inc. (the “Company”) and its U.S. subsidiaries, Hidden Splendor Resources, Inc., America West Services, Inc. and America West Marketing, Inc. (the “Filing Subsidiaries,” and together with the Company, the “Debtors”) filed voluntary petitions for relief (the “Bankruptcy Filing”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Nevada (the “Bankruptcy Court”) jointly administered (pending) under Bankruptcy Case Number 13-10865 bam.

The Debtors are continuing negotiations to obtain debtor-in-possession financing. The Debtors have idled coal production operations at the Horizon Mine and are continuing to operate certain ancillary businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court.  It is the Debtors intention to shortly file a motion to sell all or substantially all of its assets in an auction process pursuant to Section 363 of the Bankruptcy Code as would be authorized by the Bankruptcy Court]

Item 1.04 Mine Safety - Reporting of Shutdowns and Patterns of Violations.

As of the date of this filing, the mining operations at the Horizon Mine have not been closed as the result of a shutdown by the Mine Safety and Health Administration (“MSHA”), though we have idled coal production operations at the mine.  However, it is possible that MSHA will issue a closure order on the Horizon Mine operations if we are unable to continue required work to remediate conditions in the Horizon Mine which result in violations of applicable safety regulations if not remediated.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

The Bankruptcy Filing described in Item 1.03 above may constitute an event of default with respect to the following debt instruments (the “Debt Documents”):

1.  Various promissory notes and the agreements related thereto from Hidden Splendor Resources, Inc., or its predecessor in interest, in favor of Zions First National Bank.  All such notes are identified in relevant detail in the company’s Form 10-Q for the quarter ended June 30, 2012 and the relevant information therein is incorporated by reference herein.  It is our understanding that all of the debt instruments representing such debt owed to Zions First National Bank have been purchased by Denly Utah Coal, LLC.

2.  Various promissory notes and the agreements related thereto, including extensions of additional funding under those instruments, from America West Resources, Inc. and/or America West Marketing, Inc. in favor of Denly Utah Coal, LLC, the John Thomas Bridge and Opportunity Fund I and the John Thomas Bridge and opportunity Fund II.  Additional amount have been extended by Denly Utah Coal to America West Resources, Inc. since June 30, 2012 under additional promissory notes and such amount may be subject to the terms and conditions of the debt owed to Denly Utah Coal prior to June 30, 2012.

3.  Various obligations owed by Hidden Splendor Resources, Inc. to the Internal Revenue Service, the State of Utah, Carbon County and the Howard Kent Profit Sharing Plan pursuant to the Plan of Reorganization approved by the United States Bankruptcy Court for the District of Nevada on December 8, 2008 in case number BK-N-07-51378 gwz.

4.  Insurance premium financing agreements between America West Resources, Inc. and various financing companies in connection with various insurance policies maintained by the company.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The Company is not current with its reports on Form 10-Q.  It is our understanding that our shares may not be eligible for trading on either the OTCBB or the “Pink Sheets” and may not eligible for trading on any exchange or system of quotation listings unless the company brings its reporting obligations current and/or adequate information concerning the company is otherwise available to the public in accordance with federal and state securities laws.

ITEM 4.01  Changes in Registrant’s Certifying Accountant

On January 24, 2013, we received a letter from our independent accountant, Hansen, Barnett and Maxwell, stating that the firm of Hansen, Barnett and Maxwell was resigning as the company’s independent account for the follow reasons:

1.

The company’s inability to pay Hansen, Barnett and Maxwell’s past due fees;

2.

The company’s failure to communicate the resignation of Brent Davies as the Chief Financial officer back in September and file the necessary 8K; and,

3.

The company’s general lack of communication.

We do not disagree that we have not paid the past due fees of Hansen, Barnett and Maxwell.  However, we note that Mr. Davies informed us that his resignation was conditioned on our acceptance of the same, and we did not accept that resignation until February 1, 2013.  We also disagree with the general statement that there as been a lack of communication with Hansen, Barnett and Maxwell.

As of the date of this current report, we have not engaged an independent accountant to replace Hansen, Barnett and Maxwell.

ITEM 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

a.

Resignation of Brent Davies as Chief Financial Officer.

On February 1, 2013, we accepted the resignation of Brent Davies from the position of the company’s Chief Financial Officer.

b.

Appointment of John Chapman as Chief Restructuring Officer.

On February 1, 2013, we appointed John Chapman as the Chief Restructuring Officer of America West Resources, Inc.

John is a licensed Florida CPA with more than 30 years of experience in medium and large corporate environments serving as Chief Financial Officer, Controller and Chief Restructuring Officer of both public and private companies.   John’s managerial skills are built from direct supervisory experience in accounts receivable, cash management-treasury services, accounts payable, purchasing, payroll, and manufacturing accounting as well as financial reporting and planning.   John also has experience in financial systems development having installed large scale computer applications in all of the above functional areas.

John has bankruptcy and restructuring experience having worked on the administrative and restructuring efforts of numerous chapter 11 filings, including the filings of ANC Rental Corporation, Anchor Glass Corporation and most recently as Chief Restructuring Officer of Barcalounger Corporation.  He was also an instrumental member of the team that assisted Chrysler Financial through the recent financial crisis and served as expert witness on its behalf during the Chrysler Corporation bankruptcy proceedings.

John has a Bachelor and Master’s Degree in Accounting from Nova Southeastern University, Fort Lauderdale, Florida, and is an Adjunct Instructor in Cost and Managerial Accounting at Florida Atlantic University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

America West Resources, Inc.

By:  /s/  Dan R. Baker

Dan R. Baker

Chief Executive Officer

DATE:  February 7, 2013